Exhibit 99.1

Pall Corporation Reports Third Quarter Results
PORT WASHINGTON, N.Y., May 21, 2015 -- Pall Corporation (NYSE:PLL) today reported financial results for the third quarter of fiscal year 2015 which ended April 30, 2015.

▪	Sales in the quarter were flat; up 11% in local currency

▪	Diluted EPS in the quarter of $0.89 up 11%; pro forma diluted EPS of $0.92, up 14%

▪	Free cash flow in the nine months of $321 million, up 10%
Third Quarter and Nine Months Sales and Earnings Overview
Third quarter sales were $681.1 million compared to $682.4 million last year. Sales in local currency (“LC”) were up 11%, and about 9% excluding acquisitions. Diluted EPS were $0.89 in the quarter, compared to $0.80 last year. Pro forma diluted EPS(1) were $0.92, a 14% increase compared to $0.81 a year earlier, including a headwind of approximately $0.15 from foreign currency translation. Excluding the impact of foreign currency translation, pro forma diluted EPS increased by 32%.
Sales in the nine months were $2.1 billion, an increase of 3% year over year. Sales in LC were up 10%, and about 7% excluding acquisitions. Diluted EPS were $2.47 in the nine months, compared to $2.17 last year. Pro forma diluted EPS(1) were $2.69, a 15% increase compared to $2.33 a year earlier, including a headwind of approximately $0.30 from foreign currency translation.
Larry Kingsley, Pall Chairman and CEO, said, “We delivered yet another solid quarter, with 9% organic LC revenue growth and 14% pro forma EPS growth. Both Life Sciences and Industrial performed very well, and we continue to convert strongly to the bottom line. Our performance is all the more impressive when you consider the significant, ongoing headwinds we have been facing due to foreign currency translation.”
Life Sciences – Third Quarter Highlights

(Dollar Amounts in Millions)

Sales:	APR. 30, 2015	APR. 30, 2014	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$244	$236	4	16
Food & Beverage	42	46	(10)	5
Medical	52	56	(8)	4
Total Consumables	338	338	—	13
Systems	26	31	(14)	(2)
Total Life Sciences segment	$364	$369	(1)	11

Gross profit	$202	$202
% of sales	55.4	54.9
Segment profit	$94	$88
% of sales	25.8	24.0

Industrial – Third Quarter Highlights

(Dollar Amounts in Millions)

Sales:	APR. 30, 2015	APR. 30, 2014	% CHANGE	% CHANGE IN LC
Process Technologies	$134	$137	(2)	9
Aerospace	55	54	2	9
Microelectronics	79	75	6	14
Total Consumables	268	266	1	10
Systems	49	47	2	12
Total Industrial segment	$317	$313	1	11

Gross profit	$153	$146
% of sales	48.4	46.4
Segment profit	$57	$49
% of sales	17.9	15.7

Conference Call Information / Outlook
In light of the announced transaction with Danaher Corporation, the Company will no longer hold conference calls for its quarterly and annual earnings, and will no longer provide annual earnings guidance. The transaction, which is expected to close by the end of calendar 2015, is subject to Pall Corporation shareholder approval and other customary closing conditions, including regulatory approvals.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.
Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the third quarter of fiscal year 2015 are preliminary until our Form 10-Q is filed with the Securities and Exchange Commission on or before June 9, 2015. Forward-looking statements are those that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about our future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Our forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by our forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I-Item 1A.-Risk Factors in the 2014 Form 10-K, and other reports we file with the Securities and Exchange Commission, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement with Danaher; the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the Required Vote or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from our ongoing business operations due to the transaction; the effect of the announcement of the transaction on our relationships with our customers, operating results and business generally; the impact of disruptions in the supply of raw materials and key components for our products from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations, such as the Foreign Corrupt Practices Act and the U.K. Bribery Act, and regulations and procurement policies and practices, including regulations on import-export control, may expose us to liability or impair our ability to compete in international markets; the impact of a significant disruption in, or breach in security of, our information technology systems or we fail to implement, manage or integrate new systems, software and technologies successfully; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; our ability to successfully complete or integrate acquisitions; product defects and unanticipated use or inadequate disclosure with respect to our products; our ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative and political developments; our ability to comply with a broad array of regulatory requirements; the loss of one or more members of our senior management team and our ability to recruit and retain qualified management personnel; changes in the demand for our products and business relationships with key customers and suppliers; changes in product mix and product pricing, particularly with systems products and associated hardware and devices for our consumable filtration products; our ability to deliver our backlog on time; increases in manufacturing and operating costs and/or our ability to achieve the savings anticipated from our structural cost improvement initiative; the impact of environmental, health and safety laws and regulations, and violations; our ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in our effective tax rate; the impact of certain risks associated with potential labor disruptions; our ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in our debt facilities. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We make these statements as of the date of this disclosure and undertake no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations. Reconciliations of the non-GAAP financial measures used throughout this release to the most directly comparable GAAP measures appear in the accompanying tables at the end of this document and are also available on Pall’s website at www.pall.com/investor.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	APR. 30, 2015	JUL. 31, 2014

Assets:

Cash and cash equivalents	$1,094,504	$964,110
Accounts receivable	547,295	615,713
Inventories	385,994	404,878
Other current assets	154,937	152,522
Total current assets	2,182,730	2,137,223

Property, plant and equipment	725,260	805,327
Other assets	832,383	907,930
Total assets	$3,740,373	$3,850,480

Liabilities and Stockholders' Equity:

Short-term debt	$800,752	$512,898
Accounts payable, income taxes and other current liabilities	491,797	584,748
Total current liabilities	1,292,549	1,097,646

Long-term debt, net of current portion	373,472	373,793
Deferred taxes and other non-current liabilities	439,795	483,684
Total liabilities	2,105,816	1,955,123

Stockholders' equity	1,634,557	1,895,357
Total liabilities and stockholders' equity	$3,740,373	$3,850,480

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2015	APR. 30, 2014	APR. 30, 2015	APR. 30, 2014

Net sales	$681,145	$682,445	$2,051,431	$1,989,193
Cost of sales(2)	325,747	334,371	993,607	971,146
Gross profit	355,398	348,074	1,057,824	1,018,047
% of sales	52.2%	51.0%	51.6%	51.2%
Selling, general and administrative expenses	197,683	201,045	592,173	592,228
% of sales	29.0%	29.5%	28.9%	29.8%
Research and development	24,025	26,644	73,260	74,890
Operating profit	133,690	120,385	392,391	350,929
% of sales	19.6%	17.6%	19.1%	17.6%
Restructuring and other charges ("ROTC")(3)	14,131	11,542	34,905	29,910
Interest expense, net(5)	1,270	4,747	14,210	15,919
Earnings before income taxes	118,289	104,096	343,276	305,100
Provision for income taxes(4)	22,112	15,405	74,427	61,230
Net earnings	$96,177	$88,691	$268,849	$243,870

Average shares outstanding:
Basic	107,162	110,183	107,502	110,946
Diluted	108,557	111,466	108,812	112,215

Earnings per share:
Basic	$0.90	$0.80	$2.50	$2.20
Diluted	$0.89	$0.80	$2.47	$2.17

Pro forma diluted earnings per share(1)	$0.92	$0.81	$2.69	$2.33

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2015	APR. 30, 2014	APR. 30, 2015	APR. 30, 2014

Net earnings as reported	$96,177	$88,691	$268,849	$243,870
Discrete items:
Cost of sales adjustment, after pro forma tax effect(2)	—	1,419	—	1,419
ROTC, after pro forma tax effect(3)	11,250	10,272	31,049	26,055
Tax adjustments(4)	(4,402)	(9,090)	(4,402)	(9,090)
Interest adjustments, after pro forma tax effect(5)	(2,648)	(1,138)	(2,648)	(1,138)
Total Discrete Items	4,200	1,463	23,999	17,246
Pro forma net earnings(1)	$100,377	$90,154	$292,848	$261,116

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2015	APR. 30, 2014	APR. 30, 2015	APR. 30, 2014

Diluted earnings per share as reported	$0.89	$0.80	$2.47	$2.17
Discrete items:
Cost of sales adjustment, after pro forma tax effect(2)	—	0.01	—	0.01
ROTC, after pro forma tax effect(3)	0.10	0.09	0.29	0.24
Tax adjustments(4)	(0.04)	(0.08)	(0.04)	(0.08)
Interest adjustments, after pro forma tax effect(5)	(0.03)	(0.01)	(0.03)	(0.01)
Total discrete items	0.03	0.01	0.22	0.16
Pro forma diluted earnings per share(1)	$0.92	$0.81	$2.69	$2.33

(1)
Pro forma earnings measures exclude the items described in the footnotes below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

(2)
Cost of sales in the quarter and nine months ended April 30, 2014 includes a purchase accounting adjustment of $2,165 ($1,419 after pro forma tax effect of $746) related to the step up of acquired inventory.

(3)
ROTC in the quarter and nine months ended April 30, 2015 of $14,131 ($11,250 after pro forma tax effect of $2,881) and $34,905 ($31,049 after pro forma tax effect of $3,856), respectively, includes severance costs related to the Company's structural cost improvement initiative as well as an impairment of a building held for sale. The nine months ended April 30, 2015 also includes the impairments of assets related to the exit of an immaterial product line and a redundant software project.

ROTC in the quarter and the nine months ended April 30, 2014 of $11,542 ($10,272 after pro forma tax effect of $1,270) and $29,910 ($26,055 after pro forma tax effect of $3,855), respectively primarily includes severance costs related to the Company's structural cost improvement initiative. The nine months ended April 30, 2014 also includes an adjustment to environmental reserves.

(4)
Provision for income taxes in the quarter and the nine months ended April 30, 2015, includes a net benefit of $4,402 related to the resolution of U.S. and Italian tax audits, partly offset by the cost of repatriation of foreign earnings.

Provision for income taxes in the quarter and the nine months ended April 30, 2014, includes a net benefit of $9,090 related to the resolution of foreign tax audits, partly offset by additional tax costs related to the Blood divestiture.

(5)
Interest expense, net, in the quarter and the nine months ended April 30, 2015 includes the reversal of accrued interest of $4,170 ($2,648 after pro forma tax effect of $1,522) related to the resolution of tax audits as described in footnote (4) above.

Interest expense, net, in the quarter and the nine months ended April 30, 2014 includes the reversal of accrued interest of $1,478 ($1,138 after pro forma tax effect of $340) related to the resolution of foreign tax audits as described in footnote (4) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	NINE MONTHS ENDED
	APR. 30, 2015	APR. 30, 2014

Net cash provided by operating activities	$360,397	$342,164

Investing activities:

Acquisitions of businesses	(9,382)	(195,262)
Capital expenditures	(39,330)	(50,301)
Proceeds from sale of assets	2,213	5,618
Other	(9,790)	(2,665)
Net cash provided/(used) by investing activities	(56,289)	(242,610)

Financing activities:

Dividends paid	(95,321)	(88,596)
Notes payable and long-term borrowings/(repayments)	299,462	130,520
Purchase of treasury stock	(304,105)	(250,000)
Other	10,463	25,141
Net cash used by financing activities	(89,501)	(182,935)

Cash flow for period	214,607	(83,381)
Cash and cash equivalents at beginning of year	964,110	936,886
Effect of exchange rate changes on cash	(84,213)	17,369
Cash and cash equivalents at end of period	$1,094,504	$870,874

Free cash flow:
Net cash provided by operating activities	$360,397	$342,164
Less capital expenditures	39,330	50,301
Free cash flow	$321,067	$291,863

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2015	APR. 30, 2014	APR. 30, 2015	APR. 30, 2014

Life Sciences
Sales	$364,321	$368,835	$1,075,241	$1,041,011
Cost of sales	162,391	166,394	477,819	456,428
Gross profit	201,930	202,441	597,422	584,583
% of sales	55.4%	54.9%	55.6%	56.2%

Selling, general and administrative expenses	93,529	97,391	283,964	284,441
% of sales	25.7	26.4	26.4	27.3
Research and development	14,490	16,711	44,185	47,902
Segment profit	$93,911	$88,339	$269,273	$252,240
% of sales	25.8%	24.0%	25.0%	24.2%

Industrial
Sales	$316,824	$313,610	$976,190	$948,182
Cost of sales	163,356	167,977	515,788	514,718
Gross profit	153,468	145,633	460,402	433,464
% of sales	48.4%	46.4%	47.2%	45.7%

Selling, general and administrative expenses	87,376	86,350	259,599	259,753
% of sales	27.6%	27.5%	26.6%	27.4%
Research and development	9,535	9,933	29,075	26,988
Segment profit	$56,557	$49,350	$171,728	$146,723
% of sales	17.9%	15.7%	17.6%	15.5%

Consolidated:
Segment profit	$150,468	$137,689	$441,001	$398,963
Corporate services group	16,778	17,304	48,610	48,034
Operating profit	133,690	120,385	392,391	350,929
% of sales	19.6%	17.6%	19.1%	17.6%
ROTC	14,131	11,542	34,905	29,910
Interest expense, net	1,270	4,747	14,210	15,919
Earnings before income taxes	$118,289	$104,096	$343,276	$305,100

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2015	APR. 30, 2014	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$244,531	$235,724	3.7	$(28,890)	16.0
Food & Beverage	41,616	46,097	(9.7)	(6,898)	5.2
Medical	51,761	56,212	(7.9)	(6,696)	4.0
Total Consumables	337,908	338,033	—	(42,484)	12.5
Systems	26,413	30,802	(14.2)	(3,732)	(2.1)
Total Life Sciences	$364,321	$368,835	(1.2)	$(46,216)	11.3

By Region:
Americas	$119,740	$108,612	10.2	$(1,831)	11.9
Europe	173,909	188,073	(7.5)	(38,238)	12.8
Asia	70,672	72,150	(2.0)	(6,147)	6.5
Total Life Sciences	$364,321	$368,835	(1.2)	$(46,216)	11.3

Industrial
By Product/Market:
Process Technologies	$134,452	$137,348	(2.1)	$(15,170)	8.9
Aerospace	55,277	54,088	2.2	(3,440)	8.6
Microelectronics	78,519	74,403	5.5	(6,166)	13.8
Total Consumables	268,248	265,839	0.9	(24,776)	10.2
Systems	48,576	47,771	1.7	(5,163)	12.5
Total Industrial	$316,824	$313,610	1.0	$(29,939)	10.6

By Region:
Americas	$119,704	$107,087	11.8	$(2,321)	13.9
Europe	88,958	88,635	0.4	(19,521)	22.4
Asia	108,162	117,888	(8.3)	(8,097)	(1.4)
Total Industrial	$316,824	$313,610	1.0	$(29,939)	10.6

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2015	APR. 30, 2014	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$702,557	$650,467	8.0	$(50,810)	15.8
Food & Beverage	127,969	133,720	(4.3)	(13,329)	5.7
Medical	159,198	168,589	(5.6)	(11,638)	1.3
Total Consumables	989,724	952,776	3.9	(75,777)	11.8
Systems	85,517	88,235	(3.1)	(6,373)	4.1
Total Life Sciences	$1,075,241	$1,041,011	3.3	$(82,150)	11.2

By Region:
Americas	$339,815	$308,701	10.1	$(5,329)	11.8
Europe	526,763	536,828	(1.9)	(64,438)	10.1
Asia	208,663	195,482	6.7	(12,383)	13.1
Total Life Sciences	$1,075,241	$1,041,011	3.3	$(82,150)	11.2

Industrial
By Product/Market:
Process Technologies	$410,780	$402,090	2.2	$(27,574)	9.0
Aerospace	172,424	166,181	3.8	(5,823)	7.3
Microelectronics	227,910	222,795	2.3	(12,684)	8.0
Total Consumables	811,114	791,066	2.5	(46,081)	8.4
Systems	165,076	157,116	5.1	(11,760)	12.6
Total Industrial	$976,190	$948,182	3.0	$(57,841)	9.1

By Region:
Americas	$362,729	$315,505	15.0	$(5,154)	16.6
Europe	272,346	284,136	(4.1)	(34,716)	8.1
Asia	341,115	348,541	(2.1)	(17,971)	3.0
Total Industrial	$976,190	$948,182	3.0	$(57,841)	9.1

PALL CORPORATION
SUPPLEMENTAL ORGANIC SALES GROWTH INFORMATION BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2015	APR. 30, 2014	% CHANGE	IMPACT	CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$364,321	$368,835	(1.2)	$(46,216)	11.3
Acquisitions	—	—		—
Total Life Sciences Sales	$364,321	$368,835	(1.2)	$(46,216)	11.3

Industrial:
Organic	$303,450	$313,610	(3.2)	$(29,939)	6.3
Acquisitions	13,375	—		—
Total Industrial Sales	$316,825	$313,610	1.0	$(29,939)	10.6

Total Pall:
Organic	$667,771	$682,445	(2.2)	$(76,155)	9.0
Acquisitions	13,375	—		—
Total Pall Sales	$681,146	$682,445	(0.2)	$(76,155)	11.0

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2015	APR. 30, 2014	% CHANGE	IMPACT	CURRENCY

			|-------------- Increase/(Decrease) -------------|
Life Sciences:
Organic	$1,049,342	$1,041,011	0.8	$(82,150)	8.7
Acquisitions	25,899	—
Total Life Sciences Sales	$1,075,241	$1,041,011	3.3	$(82,150)	11.2

Industrial:
Organic	$930,823	$948,182	(1.8)	$(57,841)	4.3
Acquisitions	45,368
Total Industrial Sales	$976,191	$948,182	3.0	$(57,841)	9.1

Total Pall:
Organic	$1,980,165	$1,989,193	(0.5)	$(139,991)	6.6
Acquisitions	71,267	—		$—
Total Pall Sales	$2,051,432	$1,989,193	3.1	$(139,991)	10.2

# # #

Contact:
Pall Corporation
R. Brent Jones
Interim Chief Financial Officer
Telephone: 516-801-9871